Exhibit 99.01

Valero Energy Reports Second Quarter 2020 Results

•	Reported net income attributable to Valero stockholders of $1.3 billion, or $3.07 per share.

•	Reported adjusted net loss attributable to Valero stockholders of $504 million, or $1.25 per share.

•	Returned $400 million in cash to stockholders through dividends and declared a quarterly common stock dividend of $0.98 per share on July 16.

SAN ANTONIO, July 30, 2020 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $1.3 billion, or $3.07 per share, for the second quarter of 2020 compared to net income of $612 million, or $1.47 per share, for the second quarter of 2019. Excluding the adjustments shown in the accompanying earnings release tables, adjusted net loss attributable to Valero stockholders was $504 million, or $1.25 per share, for the second quarter of 2020, compared to second quarter 2019 adjusted net income attributable to Valero stockholders of $665 million, or $1.60 per share. Second quarter 2020 adjusted results exclude the benefit from an after-tax lower of cost or market, or LCM, inventory valuation adjustment of $1.8 billion.

Refining
The refining segment reported $1.8 billion of operating income for the second quarter of 2020 compared to $1.0 billion for the second quarter of 2019. Excluding the LCM inventory valuation adjustment, the second quarter 2020 adjusted operating loss was $383 million. Refinery throughput volumes averaged 2.3 million barrels per day in the second quarter of 2020, which was 647 thousand barrels per day lower than the second quarter of 2019.

“While the impact of the pandemic and the ensuing global economic downturn so far this year has been significant, we saw a rapid recovery in demand for refined products as we moved through the quarter,” said Joe Gorder, Valero Chairman and Chief Executive Officer.

Renewable Diesel
The renewable diesel segment reported $129 million of operating income for the second quarter of 2020 compared to $77 million for the second quarter of 2019. After adjusting for the retroactive blender’s tax credit, renewable diesel operating income was $145 million for the second quarter of 2019. Renewable diesel sales volumes averaged 795 thousand gallons per day in the second quarter of 2020, an increase of 26 thousand gallons per day versus the second quarter of 2019.

Ethanol
The ethanol segment reported $91 million of operating income for the second quarter of 2020, compared to $7 million for the second quarter of 2019. Excluding the LCM inventory valuation adjustment, the second quarter 2020 adjusted operating loss was $20 million. Ethanol production volumes averaged 2.3 million gallons per day in the second quarter of 2020, which was 2.2 million gallons per day lower than the second quarter of 2019. The decrease in adjusted operating income was attributed primarily to lower margins resulting from lower ethanol prices and lower throughput.

Corporate and Other
General and administrative expenses were $169 million in the second quarter of 2020 compared to $199 million in the second quarter of 2019. The effective tax rate for the second quarter of 2020 was 20 percent, which was affected by the results of certain of our international operations that are taxed at rates that are lower than the U.S. statutory tax rate.

Investing and Financing Activities
Capital investments totaled $503 million in the second quarter of 2020, of which $240 million was for sustaining the business, including costs for turnarounds, catalysts and regulatory compliance. Excluding our partner’s 50 percent share of Diamond Green Diesel’s (DGD) capital investments, Valero’s capital investments were approximately $448 million.

Valero returned $400 million to stockholders through dividends in the second quarter of 2020, resulting in a year-to-date payout of 96 percent of adjusted net cash provided by operating activities.

Net cash provided by operating activities was $736 million in the second quarter of 2020. Included in this amount was a $629 million favorable impact from working capital, as well as our joint venture partner’s share of DGD’s net cash provided by operating activities, excluding changes in its working capital. Excluding these items, adjusted net cash provided by operating activities was $38 million.

Valero continues to target a long-term total payout ratio between 40 and 50 percent of adjusted net cash provided by operating activities. Valero defines total payout ratio as the sum of dividends and stock buybacks divided by net cash provided by operating activities adjusted for changes in working capital and DGD’s net cash provided by operating activities, excluding changes in its working capital, attributable to our joint venture partner’s ownership interest in DGD.

Liquidity and Financial Position
Valero ended the second quarter of 2020 with $12.7 billion of total debt and finance lease obligations and $2.3 billion of cash and cash equivalents. The debt to capitalization ratio, net of cash and cash equivalents, was 33 percent as of June 30, 2020.

Strategic Update
Valero expects to invest approximately $2.1 billion of capital in 2020, of which approximately 60 percent is for sustaining the business and approximately 40 percent is for growth projects. Approximately 30 percent of Valero’s 2020 growth capital is allocated to expanding the renewables business.

The new St. Charles Alkylation Unit, which is designed to convert low-value feedstocks into a premium alkylate product, is on track to be completed in the fourth quarter of this year. The Diamond Pipeline expansion and the Pembroke Cogen project are expected to be completed in 2021 and the Port Arthur Coker project is expected to be completed in 2023.

Valero and its joint venture partner in DGD continue to pursue growth in the low-carbon renewable fuel business. The DGD plant expansion is expected to be completed in 2021, subject to COVID-19 related delays, and as previously announced, DGD continues to make progress on the advanced engineering and development cost review for a potential new 400 million gallons per day renewable diesel plant at Valero’s Port Arthur, Texas facility. If the project is approved, operations are expected to commence in 2024, increasing DGD production capacity to over 1.1 billion gallons annually.

“As we focus on the path to recovery with improving product demand, we remain steadfast in the execution of our strategy, pursuing excellence in our operations, investing for earnings growth with lower volatility and honoring our commitment to stockholder returns,” said Gorder. “This uncompromising focus on capital discipline and execution has served us well in the current pandemic-imposed downturn, and it should continue to position Valero well through the recovery and beyond.”

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries (collectively, “Valero”), is an international manufacturer and marketer of transportation fuels and petrochemical products. Valero is a Fortune 50 company based in San Antonio, Texas, and it operates 15 petroleum refineries with a combined throughput capacity of approximately 3.2 million barrels per day and 14 ethanol plants with a combined production capacity of approximately 1.73 billion gallons per year. The petroleum refineries are located in the United States (U.S.), Canada and the United Kingdom (U.K.), and the ethanol plants are located in the Mid-Continent region of the U.S. Valero also is a joint venture partner in Diamond Green Diesel, which operates a renewable diesel plant in Norco, Louisiana. Diamond Green Diesel is North America’s largest biomass-based diesel plant. Valero sells its products in the wholesale rack or bulk markets in the U.S., Canada, the U.K., Ireland and Latin America. Approximately 7,000 outlets carry Valero’s brand names. Please visit www.valero.com for more information.

Valero Contacts
Investors:
Homer Bhullar, Vice President – Investor Relations, 210-345-1982
Eric Herbort, Senior Manager – Investor Relations, 210-345-3331
Gautam Srivastava, Manager – Investor Relations, 210-345-3992

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the company’s control, such as delays in construction timing and other factors, including but not limited to the impacts of COVID-19. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission and available on Valero’s website at www.valero.com.

COVID-19 Disclosure
The global pandemic has significantly reduced global economic activity and resulted in airlines dramatically cutting back on flights and a decrease in motor vehicle use at a time when seasonal driving patterns typically result in an increase of consumer demand for gasoline. As a result, there has also been a decline in the demand for, and thus also the market prices of, crude oil and certain of our products, particularly our refined petroleum products. Many uncertainties remain with respect to COVID-19, including its resulting economic effects and any future recovery, and we are unable to predict the ultimate economic impacts from COVID-19, how quickly national economies can recover once the pandemic subsides, or whether any recovery will ultimately experience a reversal or other setbacks. However, the adverse impact of the economic effects on us has been and will likely continue to be significant. We believe we have proactively addressed many of the known impacts of COVID-19 to the extent possible and will strive to continue to do so, but there can be no guarantee that these measures will be fully effective. For more information, see our quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income (loss) attributable to Valero stockholders, adjusted earnings (loss) per common share – assuming dilution, refining margin, renewable diesel margin, ethanol margin, adjusted refining operating income (loss), adjusted renewable diesel operating income, adjusted ethanol operating income (loss), and adjusted net cash provided by operating activities. These non-GAAP financial measures have been included to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable U.S. GAAP measures. Note (f) to the earnings release tables provides reasons for the use of these non-GAAP financial measures.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Statement of income data
Revenues	$10,397	$28,933	$32,499	$53,196
Cost of sales:
Cost of materials and other (a)	9,079	26,083	29,031	48,061
Lower of cost or market (LCM) inventory valuation adjustment (b)	(2,248)	—	294	—
Operating expenses (excluding depreciation and amortization expense reflected below)	1,027	1,175	2,151	2,390
Depreciation and amortization expense	566	552	1,135	1,089
Total cost of sales	8,424	27,810	32,611	51,540
Other operating expenses	3	2	5	4
General and administrative expenses (excluding depreciation and amortization expense reflected below)	169	199	346	408
Depreciation and amortization expense	12	14	25	28
Operating income (loss)	1,789	908	(488)	1,216
Other income, net (c)	27	12	59	34
Interest and debt expense, net of capitalized interest	(142)	(112)	(267)	(224)
Income (loss) before income tax expense (benefit)	1,674	808	(696)	1,026
Income tax expense (benefit)	339	160	(277)	211
Net income (loss)	1,335	648	(419)	815
Less: Net income attributable to noncontrolling interests (a)	82	36	179	62
Net income (loss) attributable to Valero Energy Corporation stockholders	$1,253	$612	$(598)	$753

Earnings (loss) per common share	$3.07	$1.47	$(1.48)	$1.80
Weighted-average common shares outstanding (in millions)	406	415	407	416

Earnings (loss) per common share – assuming dilution	$3.07	$1.47	$(1.48)	$1.80
Weighted-average common shares outstanding – assuming dilution (in millions) (d)	407	417	407	417

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Three months ended June 30, 2020
Revenues:
Revenues from external customers	$9,615	$239	$543	$—	$10,397
Intersegment revenues	2	57	38	(97)	—
Total revenues	9,617	296	581	(97)	10,397
Cost of sales:
Cost of materials and other (a)	8,539	135	501	(96)	9,079
LCM inventory valuation adjustment (b)	(2,137)	—	(111)	—	(2,248)
Operating expenses (excluding depreciation and amortization expense reflected below)	928	20	79	—	1,027
Depreciation and amortization expense	533	12	21	—	566
Total cost of sales	7,863	167	490	(96)	8,424
Other operating expenses	3	—	—	—	3
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	169	169
Depreciation and amortization expense	—	—	—	12	12
Operating income by segment	$1,751	$129	$91	$(182)	$1,789

Three months ended June 30, 2019
Revenues:
Revenues from external customers	$27,746	$222	$964	$1	$28,933
Intersegment revenues	8	73	53	(134)	—
Total revenues	27,754	295	1,017	(133)	28,933
Cost of sales:
Cost of materials and other	25,172	189	855	(133)	26,083
Operating expenses (excluding depreciation and amortization expense reflected below)	1,026	17	132	—	1,175
Depreciation and amortization expense	518	12	22	—	552
Total cost of sales	26,716	218	1,009	(133)	27,810
Other operating expenses	1	—	1	—	2
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	199	199
Depreciation and amortization expense	—	—	—	14	14
Operating income by segment	$1,037	$77	$7	$(213)	$908

See Operating Highlights by Segment beginning on Table Page 9.
See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Six months ended June 30, 2020
Revenues:
Revenues from external customers	$30,600	$545	$1,354	$—	$32,499
Intersegment revenues	4	110	102	(216)	—
Total revenues	30,604	655	1,456	(216)	32,499
Cost of sales:
Cost of materials and other (a)	27,666	265	1,314	(214)	29,031
LCM inventory valuation adjustment (b)	277	—	17	—	294
Operating expenses (excluding depreciation and amortization expense reflected below)	1,923	40	188	—	2,151
Depreciation and amortization expense	1,069	23	43	—	1,135
Total cost of sales	30,935	328	1,562	(214)	32,611
Other operating expenses	5	—	—	—	5
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	346	346
Depreciation and amortization expense	—	—	—	25	25
Operating income (loss) by segment	$(336)	$327	$(106)	$(373)	$(488)

Six months ended June 30, 2019
Revenues:
Revenues from external customers	$50,964	$474	$1,757	$1	$53,196
Intersegment revenues	10	124	105	(239)	—
Total revenues	50,974	598	1,862	(238)	53,196
Cost of sales:
Cost of materials and other	46,337	413	1,549	(238)	48,061
Operating expenses (excluding depreciation and amortization expense reflected below)	2,097	36	257	—	2,390
Depreciation and amortization expense	1,021	23	45	—	1,089
Total cost of sales	49,455	472	1,851	(238)	51,540
Other operating expenses	3	—	1	—	4
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	408	408
Depreciation and amortization expense	—	—	—	28	28
Operating income by segment	$1,516	$126	$10	$(436)	$1,216

See Operating Highlights by Segment beginning on Table Page 9.
See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of net income (loss) attributable to Valero Energy Corporation stockholders to adjusted net income (loss) attributable to Valero Energy Corporation stockholders
Net income (loss) attributable to Valero Energy Corporation stockholders	$1,253	$612	$(598)	$753
Adjustments:
LCM inventory valuation adjustment (b)	(2,248)	—	294	—
Income tax expense (benefit) related to the LCM inventory valuation adjustment	491	—	(60)	—
LCM inventory valuation adjustment, net of taxes	(1,757)	—	234	—
2019 blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	—	38	—	79
Income tax expense related to 2019 blender’s tax credit	—	(2)	—	(3)
2019 blender’s tax credit attributable to Valero Energy Corporation stockholders, net of taxes	—	36	—	76
Loss on early redemption of debt (c)	—	22	—	22
Income tax benefit related to loss on early redemption of debt	—	(5)	—	(5)
Loss on early redemption of debt, net of taxes	—	17	—	17
Total adjustments	(1,757)	53	234	93
Adjusted net income (loss) attributable to Valero Energy Corporation stockholders	$(504)	$665	$(364)	$846

Reconciliation of earnings (loss) per common share – assuming dilution to adjusted earnings (loss) per common share – assuming dilution
Earnings (loss) per common share – assuming dilution (d)	$3.07	$1.47	$(1.48)	$1.80
Adjustments:
LCM inventory valuation adjustment (b)	(4.32)	—	0.58	—
2019 blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	—	0.09	—	0.19
Loss on early redemption of debt (c)	—	0.04	—	0.04
Total adjustments	(4.32)	0.13	0.58	0.23
Adjusted earnings (loss) per common share – assuming dilution (e)	$(1.25)	$1.60	$(0.90)	$2.03

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of operating income (loss) by segment to segment margin, and reconciliation of operating income (loss) by segment to adjusted operating income (loss) by segment
Refining segment
Refining operating income (loss)	$1,751	$1,037	$(336)	$1,516
Adjustments:
2019 blender’s tax credit (a)	—	4	—	9
LCM inventory valuation adjustment (b)	(2,137)	—	277	—
Operating expenses (excluding depreciation and amortization expense reflected below)	928	1,026	1,923	2,097
Depreciation and amortization expense	533	518	1,069	1,021
Other operating expenses	3	1	5	3
Refining margin	$1,078	$2,586	$2,938	$4,646

Refining operating income (loss)	$1,751	$1,037	$(336)	$1,516
Adjustments:
2019 blender’s tax credit (a)	—	4	—	9
LCM inventory valuation adjustment (b)	(2,137)	—	277	—
Other operating expenses	3	1	5	3
Adjusted refining operating income (loss)	$(383)	$1,042	$(54)	$1,528

Renewable diesel segment
Renewable diesel operating income	$129	$77	$327	$126
Adjustments:
2019 blender’s tax credit (a)	—	68	—	140
Operating expenses (excluding depreciation and amortization expense reflected below)	20	17	40	36
Depreciation and amortization expense	12	12	23	23
Renewable diesel margin	$161	$174	$390	$325

Renewable diesel operating income	$129	$77	$327	$126
Adjustment: 2019 blender’s tax credit (a)	—	68	—	140
Adjusted renewable diesel operating income	$129	$145	$327	$266

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of operating income (loss) by segment to segment margin, and reconciliation of operating income (loss) by segment to adjusted operating income (loss) by segment (continued)
Ethanol segment
Ethanol operating income (loss)	$91	$7	$(106)	$10
Adjustments:
LCM inventory valuation adjustment (b)	(111)	—	17	—
Operating expenses (excluding depreciation and amortization expense reflected below)	79	132	188	257
Depreciation and amortization expense	21	22	43	45
Other operating expenses	—	1	—	1
Ethanol margin	$80	$162	$142	$313

Ethanol operating income (loss)	$91	$7	$(106)	$10
Adjustments:
LCM inventory valuation adjustment (b)	(111)	—	17	—
Other operating expenses	—	1	—	1
Adjusted ethanol operating income (loss)	$(20)	$8	$(89)	$11

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of refining segment operating income (loss) to refining margin (by region), and reconciliation of refining
segment operating income (loss) to adjusted refining
segment operating income (loss) (by region) (g)

U.S. Gulf Coast region
Refining operating income (loss)	$892	$273	$(50)	$391
Adjustments:
2019 blender’s tax credit (a)	—	3	—	6
LCM inventory valuation adjustment (b)	(1,109)	—	4	—
Operating expenses (excluding depreciation and amortization expense reflected below)	535	586	1,093	1,185
Depreciation and amortization expense	327	318	661	628
Other operating expenses	2	1	2	2
Refining margin	$647	$1,181	$1,710	$2,212

Refining operating income (loss)	$892	$273	$(50)	$391
Adjustments:
2019 blender’s tax credit (a)	—	3	—	6
LCM inventory valuation adjustment (b)	(1,109)	—	4	—
Other operating expenses	2	1	2	2
Adjusted refining operating income (loss)	$(215)	$277	$(44)	$399

U.S. Mid-Continent region
Refining operating income	$293	$422	$73	$658
Adjustments:
2019 blender’s tax credit (a)	—	1	—	2
LCM inventory valuation adjustment (b)	(283)	—	—	—
Operating expenses (excluding depreciation and amortization expense reflected below)	148	146	312	312
Depreciation and amortization expense	83	74	166	149
Refining margin	$241	$643	$551	$1,121

Refining operating income	$293	$422	$73	$658
Adjustments:
2019 blender’s tax credit (a)	—	1	—	2
LCM inventory valuation adjustment (b)	(283)	—	—	—
Adjusted refining operating income	$10	$423	$73	$660

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of refining segment operating income (loss)
to refining margin (by region), and reconciliation of
refining segment operating income (loss) to adjusted
refining segment operating income (loss) (by region) (g)
(continued)

North Atlantic region
Refining operating income (loss)	$597	$278	$(117)	$454
Adjustments:
LCM inventory valuation adjustment (b)	(657)	—	217	—
Operating expenses (excluding depreciation and amortization expense reflected below)	112	146	253	293
Depreciation and amortization expense	52	55	105	108
Other operating expenses	1	—	3	—
Refining margin	$105	$479	$461	$855

Refining operating income (loss)	$597	$278	$(117)	$454
Adjustments:
LCM inventory valuation adjustment (b)	(657)	—	217	—
Other operating expenses	1	—	3	—
Adjusted refining operating income (loss)	$(59)	$278	$103	$454

U.S. West Coast region
Refining operating income (loss)	$(31)	$64	$(242)	$13
Adjustments:
2019 blender’s tax credit (a)	—	—	—	1
LCM inventory valuation adjustment (b)	(88)	—	56	—
Operating expenses (excluding depreciation and amortization expense reflected below)	133	148	265	307
Depreciation and amortization expense	71	71	137	136
Other operating expenses	—	—	—	1
Refining margin	$85	$283	$216	$458

Refining operating income (loss)	$(31)	$64	$(242)	$13
Adjustments:
2019 blender’s tax credit (a)	—	—	—	1
LCM inventory valuation adjustment (b)	(88)	—	56	—
Other operating expenses	—	—	—	1
Adjusted refining operating income (loss)	$(119)	$64	$(186)	$15

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	378	419	369	415
Medium/light sour crude oil	385	257	363	297
Sweet crude oil	1,018	1,550	1,234	1,513
Residuals	169	241	202	193
Other feedstocks	69	171	85	162
Total feedstocks	2,019	2,638	2,253	2,580
Blendstocks and other	302	330	320	337
Total throughput volumes	2,321	2,968	2,573	2,917

Yields (thousand barrels per day)
Gasolines and blendstocks	1,061	1,378	1,189	1,387
Distillates	835	1,141	940	1,115
Other products (h)	434	483	456	445
Total yields	2,330	3,002	2,585	2,947

Operating statistics (f) (i)
Refining margin (from Table Page 5)	$1,078	$2,586	$2,938	$4,646
Adjusted refining operating income (loss) (from Table Page 5)	$(383)	$1,042	$(54)	$1,528
Throughput volumes (thousand barrels per day)	2,321	2,968	2,573	2,917

Refining margin per barrel of throughput	$5.10	$9.58	$6.27	$8.79
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.39	3.80	4.10	3.97
Depreciation and amortization expense per barrel of throughput	2.53	1.92	2.28	1.93
Adjusted refining operating income (loss) per barrel of throughput	$(1.82)	$3.86	$(0.11)	$2.89

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RENEWABLE DIESEL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating statistics (f) (i)
Renewable diesel margin (from Table Page 5)	$161	$174	$390	$325
Adjusted renewable diesel operating income (from Table Page 5)	$129	$145	$327	$266
Sales volumes (thousand gallons per day)	795	769	831	780

Renewable diesel margin per gallon of sales	$2.22	$2.49	$2.58	$2.30
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of sales	0.29	0.25	0.27	0.26
Depreciation and amortization expense per gallon of sales	0.15	0.17	0.15	0.16
Adjusted renewable diesel operating income per gallon of sales	$1.78	$2.07	$2.16	$1.88

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating statistics (f) (i)
Ethanol margin (from Table Page 6)	$80	$162	$142	$313
Adjusted ethanol operating income (loss) (from Table Page 6)	$(20)	$8	$(89)	$11
Production volumes (thousand gallons per day)	2,316	4,533	3,210	4,376

Ethanol margin per gallon of production	$0.38	$0.39	$0.24	$0.40
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.38	0.32	0.32	0.32
Depreciation and amortization expense per gallon of production	0.10	0.05	0.07	0.07
Adjusted ethanol operating income (loss) per gallon of production	$(0.10)	$0.02	$(0.15)	$0.01

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating statistics by region (g)
U.S. Gulf Coast region (f) (i)
Refining margin (from Table Page 7)	$647	$1,181	$1,710	$2,212
Adjusted refining operating income (loss) (from Table Page 7)	$(215)	$277	$(44)	$399
Throughput volumes (thousand barrels per day)	1,385	1,779	1,527	1,725

Refining margin per barrel of throughput	$5.13	$7.30	$6.15	$7.09
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.23	3.63	3.93	3.80
Depreciation and amortization expense per barrel of throughput	2.60	1.96	2.37	2.01
Adjusted refining operating income (loss) per barrel of throughput	$(1.70)	$1.71	$(0.15)	$1.28

U.S. Mid-Continent region (f) (i)
Refining margin (from Table Page 7)	$241	$643	$551	$1,121
Adjusted refining operating income (from Table Page 7)	$10	$423	$73	$660
Throughput volumes (thousand barrels per day)	364	462	398	452

Refining margin per barrel of throughput	$7.28	$15.25	$7.61	$13.70
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.47	3.45	4.32	3.81
Depreciation and amortization expense per barrel of throughput	2.51	1.76	2.29	1.82
Adjusted refining operating income per barrel of throughput	$0.30	$10.04	$1.00	$8.07

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating statistics by region (g) (continued)
North Atlantic region (f) (i)
Refining margin (from Table Page 8)	$105	$479	$461	$855
Adjusted refining operating income (loss) (from Table Page 8)	$(59)	$278	$103	$454
Throughput volumes (thousand barrels per day)	340	493	414	491

Refining margin per barrel of throughput	$3.40	$10.69	$6.12	$9.61
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.64	3.26	3.36	3.30
Depreciation and amortization expense per barrel of throughput	1.67	1.23	1.39	1.20
Adjusted refining operating income (loss) per barrel of throughput	$(1.91)	$6.20	$1.37	$5.11

U.S. West Coast region (f) (i)
Refining margin (from Table Page 8)	$85	$283	$216	$458
Adjusted refining operating income (loss) (from Table Page 8)	$(119)	$64	$(186)	$15
Throughput volumes (thousand barrels per day)	232	234	234	249

Refining margin per barrel of throughput	$3.98	$13.32	$5.06	$10.17
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	6.26	6.97	6.21	6.83
Depreciation and amortization expense per barrel of throughput	3.37	3.32	3.22	3.02
Adjusted refining operating income (loss) per barrel of throughput	$(5.65)	$3.03	$(4.37)	$0.32

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Refining
Feedstocks (dollars per barrel)
Brent crude oil	$33.22	$68.33	$42.06	$66.08
Brent less West Texas Intermediate (WTI) crude oil	5.42	8.53	5.17	8.73
Brent less Alaska North Slope (ANS) crude oil	2.85	0.15	1.18	(0.27)
Brent less Louisiana Light Sweet (LLS) crude oil	2.95	1.30	2.85	1.38
Brent less Argus Sour Crude Index (ASCI) crude oil	4.14	3.44	4.58	3.17
Brent less Maya crude oil	9.05	6.23	9.40	5.64
LLS crude oil	30.27	67.03	39.21	64.70
LLS less ASCI crude oil	1.19	2.14	1.73	1.79
LLS less Maya crude oil	6.10	4.93	6.55	4.26
WTI crude oil	27.80	59.80	36.89	57.35

Natural gas (dollars per million British Thermal Units)	1.65	2.46	1.74	2.66

Products (dollars per barrel)
U.S. Gulf Coast:
Conventional Blendstock of Oxygenate Blending (CBOB) gasoline less Brent	0.51	6.72	1.44	3.44
Ultra-low-sulfur (ULS) diesel less Brent	4.89	12.88	8.08	13.94
Propylene less Brent	(12.71)	(24.70)	(16.88)	(22.67)
CBOB gasoline less LLS	3.46	8.02	4.29	4.82
ULS diesel less LLS	7.84	14.18	10.93	15.32
Propylene less LLS	(9.76)	(23.40)	(14.03)	(21.29)
U.S. Mid-Continent:
CBOB gasoline less WTI	6.19	18.76	6.94	14.23
ULS diesel less WTI	11.38	22.51	14.35	23.70
North Atlantic:
CBOB gasoline less Brent	3.03	10.11	3.66	5.68
ULS diesel less Brent	6.94	14.76	10.62	16.10
U.S. West Coast:
California Reformulated Gasoline Blendstock of Oxygenate Blending (CARBOB) 87 gasoline less ANS	9.43	23.24	8.63	15.49
California Air Resources Board (CARB) diesel less ANS	10.36	21.10	13.79	18.65
CARBOB 87 gasoline less WTI	12.00	31.62	12.62	24.49
CARB diesel less WTI	12.93	29.48	17.78	27.65

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 14

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Renewable diesel
New York Mercantile Exchange ULS diesel (dollars per gallon)	$0.97	$1.98	$1.26	$1.96
Biodiesel Renewable Identification Number (RIN) (dollars per RIN)	0.54	0.38	0.50	0.44
California Low-Carbon Fuel Standard (dollars per metric ton)	201.01	188.77	203.52	191.49
Chicago Board of Trade (CBOT) soybean oil (dollars per pound)	0.27	0.28	0.29	0.29

Ethanol
CBOT corn (dollars per bushel)	3.23	3.91	3.49	3.82
New York Harbor ethanol (dollars per gallon)	1.17	1.54	1.25	1.49

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 15

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

	June 30,	December 31,
	2020	2019
Balance sheet data
Current assets	$12,762	$18,969
Cash and cash equivalents included in current assets	2,319	2,583
Inventories included in current assets	5,420	7,013
Current liabilities	7,300	13,160
Current portion of debt and finance lease obligations included in current liabilities	587	494
Debt and finance lease obligations, less current portion	12,090	9,178
Total debt and finance lease obligations	12,677	9,672
Valero Energy Corporation stockholders’ equity	19,847	21,803

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of net cash provided by operating activities to adjusted net cash provided by operating activities (f)
Net cash provided by operating activities	$736	$1,517	$687	$2,394
Exclude:
Changes in current assets and current liabilities	629	283	(478)	413
Diamond Green Diesel LLC’s (DGD) adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD	69	44	173	74
Adjusted net cash provided by operating activities	$38	$1,190	$992	$1,907

Dividends per common share	$0.98	$0.90	$1.96	$1.80

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 16

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)
Cost of materials and other for the three and six months ended June 30, 2020 includes a benefit of $76 million and $155 million, respectively, related to the blender’s tax credit attributable to volumes blended during those periods. The legislation authorizing the credit through December 31, 2022 was passed and signed into law in December 2019, and that legislation also applied retroactively to volumes blended during 2019 (2019 blender’s tax credit). The entire 2019 blender’s tax credit was recognized by us in December 2019 because the law was enacted in that month, but the benefit attributable to volumes blended during the three and six months ended June 30, 2019 was $72 million and $149 million, respectively.

The above-mentioned pre-tax benefits are attributable to our reportable segments and stockholders as follows:

	Periods to which Blender’s Tax Credit is Attributable
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reportable segments to which blender’s tax credit is attributable
Refining	$4	$4	$4	$9
Renewable diesel	72	68	151	140
Total	$76	$72	$155	$149

Interests to which blender’s tax credit is attributable
Valero Energy Corporation stockholders	$40	$38	$79	$79
Noncontrolling interest	36	34	76	70
Total	$76	$72	$155	$149

(b)
The market value of our inventories accounted for under the last-in, first-out (LIFO) method fell below their historical cost on an aggregate basis as of March 31, 2020. As a result, we recorded an LCM inventory valuation adjustment of $2.5 billion in March 2020. The market value of our LIFO inventories improved as of June 30, 2020 due to an increase in market prices, which resulted in a reversal of $2.2 billion of the $2.5 billion LCM adjustment recorded in the three months ended March 31, 2020. Consequently, our results of operations for the six months ended June 30, 2020 reflect a net LCM inventory valuation adjustment of $294 million.

Of the $2.2 billion benefit recognized in the three months ended June 30, 2020, $2.1 billion and $111 million is attributable to our refining and ethanol segments, respectively. Of the $294 million adjustment recognized in the six months ended June 30, 2020, $277 million and $17 million is attributable to our refining and ethanol segments, respectively.

(c)	“Other income, net” for the three and six months ended June 30, 2019 includes a $22 million charge from the early redemption of $850 million of our 6.125 percent senior notes due February 1, 2020.

(d)	Common equivalent shares have been excluded from the computation of diluted loss per common share for the six months ended June 30, 2020, as the effect of including such shares would be antidilutive.

(e)
Common equivalent shares have been excluded in the computation of adjusted loss per common share – assuming dilution for the three months ended June 30, 2020, as the effect of including such shares is antidilutive. Weighted-average shares outstanding – assuming dilution used to calculate adjusted loss per common share – assuming dilution is 406 million shares.

(f)	We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our

Table Page 17

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods after adjusting for certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Non-GAAP measures are as follows:

◦
Adjusted net income (loss) attributable to Valero Energy Corporation stockholders is defined as net income (loss) attributable to Valero Energy Corporation stockholders adjusted to reflect the items noted below, along with their related income tax effect. We have adjusted for these items because we believe that they are not indicative of our core operating performance and that their adjustment results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The basis for our belief with respect to each adjustment is provided below.

–
LCM inventory valuation adjustment – The LCM inventory valuation adjustment, which is described in note (b), is the result of the market value of our inventories as of June 30, 2020 falling below their historical cost, with the decline in market value resulting from the decline in crude oil and product market prices associated with the negative economic impacts from COVID-19. The adjustment obscures our financial performance because it does not result from decisions made by us; therefore, we have excluded the adjustment from adjusted net income (loss) attributable to Valero Energy Corporation stockholders.

–
2019 blender’s tax credit attributable to Valero Energy Corporation stockholders – The 2019 blender’s tax credit was recognized by us in December 2019, but it is attributable to volumes blended throughout 2019. Therefore, the adjustment reflects the portion of the 2019 blender’s tax credit that is associated with volumes blended during the three and six months ended June 30, 2019. See note (a) for additional details.

–
Loss on early redemption of debt – The penalty and other expenses incurred in connection with the early redemption of our 6.125 percent senior notes due February 1, 2020 (see note (c)) are not associated with the ongoing costs of our borrowing and financing activities.

◦
Adjusted earnings (loss) per common share – assuming dilution is defined as adjusted net income (loss) attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution (see note (e)).

◦
Refining margin is defined as refining operating income (loss) adjusted to reflect the 2019 blender’s tax credit (see note (a)), and excluding the LCM inventory valuation adjustment (see note (b)), operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe refining margin is an important measure of our refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Renewable diesel margin is defined as renewable diesel operating income adjusted to reflect the 2019 blender’s tax credit (see note (a)), and excluding operating expenses (excluding depreciation and amortization expense) and depreciation and amortization expense. We believe renewable diesel margin is an important measure of our renewable diesel segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Ethanol margin is defined as ethanol operating income (loss) excluding the LCM inventory valuation adjustment (see note (b)), operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe ethanol margin is an important measure of our ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

Table Page 18

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

◦
Adjusted refining operating income (loss) is defined as refining segment operating income (loss) adjusted to reflect the 2019 blender’s tax credit (see note (a)), and excluding the LCM inventory valuation adjustment (see note (b)) and other operating expenses. We believe adjusted refining operating income (loss) is an important measure of our refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted renewable diesel operating income is defined as renewable diesel segment operating income adjusted to reflect the 2019 blender’s tax credit (see note (a)). We believe this is an important measure of our renewable diesel segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted ethanol operating income (loss) is defined as ethanol segment operating income (loss) excluding the LCM inventory valuation adjustment (see note (b)) and other operating expenses. We believe this is an important measure of our ethanol segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted net cash provided by operating activities is defined as net cash provided by (used in) operating activities excluding the items noted below. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities. The basis for our belief with respect to each excluded item is provided below.

–
Changes in current assets and current liabilities – Current assets net of current liabilities represents our operating liquidity. We believe that the change in our operating liquidity from period to period does not represent cash generated by our operations that is available to fund our investing and financing activities.

–
DGD’s adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD – We are a 50/50 joint venture partner in DGD and consolidate DGD’s financial statements; as a result, all of DGD’s net cash provided by operating activities (or operating cash flow) is included in our consolidated net cash provided by operating activities.

DGD’s partners use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Nevertheless, DGD’s operating cash flow is effectively attributable to each partner and only 50 percent of DGD’s operating cash flow should be attributed to our net cash provided by operating activities. Therefore, we have adjusted our net cash provided by operating activities for the portion of DGD’s operating cash flow attributable to our joint venture partner’s ownership interest because we believe that it more accurately reflects the operating cash flow available to us to fund our investing and financing activities. The adjustment is calculated as follows (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
DGD operating cash flow data
Net cash provided by operating activities	$516	$127	$683	$160
Exclude: changes in current assets and current liabilities	378	39	338	12
Adjusted net cash provided by operating activities	138	88	345	148
Our partner’s ownership interest	50%	50%	50%	50%
DGD’s adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD	$69	$44	173	$74

Table Page 19

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

(g)
The refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(h)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(i)
Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput, per gallon of sales, and per gallon of production amounts are calculated by dividing the associated dollar amount by the throughput volumes, sales volumes, and production volumes for the period, as applicable.

Throughput volumes, sales volumes, and production volumes are calculated by multiplying throughput volumes per day, sales volumes per day, and production volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period. We use throughput volumes, sales volumes, and production volumes for the refining segment, renewable diesel segment, and ethanol segment, respectively, due to their general use by others who operate facilities similar to those included in our segments. We believe the use of such volumes results in per unit amounts that are most representative of the product margins generated and the operating costs incurred as a result of our operation of those facilities.

Table Page 20